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                                                                       EXHIBIT 5


                                 August 22, 1997



American Media, Inc.
600 East Coast Avenue
Lantana, Florida 33462

Ladies and Gentlemen:

         As counsel for American Media, Inc., a Delaware corporation ("American Media"), we have participated in the preparation of a registration statement on Form S-8 to be filed by American Media with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof in connection with the American Media, Inc. Amended and Restated Stock Option Plan (the "Plan"). The Registration Statement registers 1,000,000 shares (the "Shares") of American Media Class A Common Stock, $.01 par value per share (the "Class A Common Stock"). This opinion is given with respect to the Shares to the extent they are newly-issued shares of Common Stock.

         In connection therewith, we have examined American Media's Restated Certificate of Incorporation and American Media's Amended and Restated By-Laws, each as amended to the date hereof; resolutions of the Board of Directors of American Media on May 21, 1997 providing, among other things, for an increase in the number of shares of the Class A Common Stock available under the Plan from 2,200,000 to 3,200,000 shares, and such other corporate documents and records, certificates of public officials and questions of law as we deemed necessary or appropriate for the purposes of this opinion.

         We have also reviewed the relevant statutory provisions of the Delaware General Corporation Law and such other legal authority in Delaware as we have deemed relevant.

         Based on the foregoing, we advise you that the shares of Common Stock, when sold as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

         The foregoing opinions are rendered subject to the qualification that we are members of the Florida Bar. The foregoing opinions are limited to the laws of the State of Florida, the Delaware General Corporation Law and the federal laws of the United States insofar as they bear on the matters covered hereby.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to us in the Prospectus under the caption "Legal Matters."

                                                 Very truly yours,

                                                 STEEL HECTOR & DAVIS LLP
DAG/TGO/HRF